Exhibit 99.1

Innocent Inc. Announces New Joint-Venture to Explore for Oil and Gas

Melbourne, FL. November 14, 2013 – Innocent Inc., development stage oil and gas drilling and Exploration Company, is pleased to announce that it has signed an exploration agreement with Evergreen Petroleum of Dallas, TX.

Evergreen, which has over 150 years’ experience in the oil and gas  industry, and particular  with expertise in the state of Wyoming will be the General Manager of the Exploration Project including selection of areas to lease, drilling exploratory wells, drilling development wells, and producing oil and gas found. Evergreen has conducted and will continue to conduct both regional and local geological studies to define prospects that are worthy of acquiring oil and gas leases. Preliminary examinations of title to the minerals in these selected areas and the acquisition of said leases will be carried out for and on behalf of the Parties by Pacer Energy LLC (“Pacer”) of Gillette, Wyoming. The Operator of the drilling venture will be L & J Operating Inc. of Gillette, Wyoming, with the responsibility of obtaining the required bonds, preparation of the Joint Operating Agreement A.A.P.L. Form 610 – 1989. This team will be responsible for the selection of all contractors and suppliers, payment of all invoices, sale of produced oil, payment of Ad Valorem, Conservation, and Severance Taxes and payment to the Parties of their net income on a monthly basis. We will engage engineering and geological consultants as required. All the activities of the Operator shall be under the supervision of the parties to this agreement including daily and other interval reports.  Innocent Inc. will be responsible for the funding of this project, with the initial operating funds of twenty-five thousand dollars ($25,000) due in 30 days from the date of the agreement.

The primary area of interest is the Powder River Basin of Wyoming particularly where the objective oil-bearing formations are less than 2500 feet below the surface, but other prospective areas in Wyoming will be studied as well. In general, prospects will be direct offsets to former production or to wells with very good oil and gas shows, The expected lower API gravities of the oil will require secondary recovery via water, gas or other floods including steam or fire flooding. Also, new methods of radial horizontal drilling in the reservoirs will be utilized.

About Innocent Inc.

Innocent Inc. is a development stage oil and gas exploration and production company focused on developing properties in North America. Innocent Inc. plans to minimize the risk of exploration through development of proved petroleum reserves, and expects to maximize profit through strategic acquisition and liquidation of selected oil and gas properties. Innocent Inc. has partnered with industry experts in this agreement and they will provide the technical guidance and field management experience. Together, this new team of Innocent Inc. and Evergreen Petroleum will focus on acquiring low risk, high upside properties coupled with substantial exploration potential. Through improvements in oil and gas production technologies, we seek to rapidly increase production levels and generate predictable, sustainable value. Adhering to our narrow, clearly defined strategy, we are focused on 100% acquisitions and joint-ventures to maximize our production capacity.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act").  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and gas prices, general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our access to capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our company's operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Contact:

Innocent Inc.

Patrick J. Johnson

Chief Operation Officer

1-786-508-2884